   As filed with the Securities and Exchange Commission on February 5, 1998

                                                     File No. 333-______________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          __________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________


                             BRIGHT HORIZONS, INC.
            (Exact name of registrant as specified in its charter)


            DELAWARE                                   04-3390321
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)


                       One Kendall Square, Building 200
                        Cambridge, Massachusetts 02139
         (Address of principal executive offices, including zip code)

          BRIGHT HORIZONS, INC. 1987 STOCK OPTION AND INCENTIVE PLAN
               BRIGHT HORIZONS, INC. 1996 EQUITY INCENTIVE PLAN
               BRIGHT HORIZONS, INC. 1997 EQUITY INCENTIVE PLAN

                          __________________________
                           (Full title of the plan)

                                Roger H. Brown
                            Chief Executive Officer
                             Bright Horizons, Inc.
                       One Kendall Square, Building 200
                        Cambridge, Massachusetts  02139
                                (617) 577-8020

                          __________________________

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

 Title Of Securities      Amount To Be     Proposed Maximum    Proposed Maximum      Amount Of
  To Be Registered         Registered       Offering Price    Aggregate Offering   Registration
                                               Per Share           Price (1)           Fee
--------------------------------------------------------------------------------================
Common Stock,
Par Value $.01             1,348,484 shares        (1)           $16,224,412         $4,787
================================================================================================

/(1)/ Determined pursuant to Rule 457(h) solely for the purpose of determining the registration fee. 829,424 of the shares being registered are subject to outstanding options on the date hereof and have an average exercise price of $6.89 per share and an aggregate exercise price of $5,713,447. There are 519,060 shares available for grant under the 1997 Equity Incentive Plan at option exercise prices still to be determined. The maximum per share and aggregate offering prices for these shares have been determined on the basis of the average of the high and low prices of the Common Stock reported on the National Association of Security Dealers, Inc. Automated Quotations National Market System on February 2, 1998 to be $20.25 and $10,510,965, respectively.

                          Exhibit Index on page II-5;
                               Page 1 of 8 pages.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          Bright Horizons, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

          (a) Prospectus filed with the Securities and Exchange Commission (the "Commission") on November 7, 1997 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on November 7, 1997, in connection with the Registrant's initial public offering of Common Stock pursuant to a Registration Statement on Form S-1 (File No. 333-14981).

          (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed with the Commission on December 3, 1997.

          (c) Description of the Company's Common Stock contained in its Registration Statement on Form 8-A, File No. 000-23273.

All documents subsequently filed by the Registrant or the Plan pursuant to
Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Registrant's Amended and Restated Certificate of Incorporation provides that the directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law. The Amended and Restated Certificate of Incorporation also provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          Exhibit

          4.1. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1. of the Registrant's Registration Statement on Form S-1, File No. 333-14981).

          4.2. Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2. of the Registration Statement on Form S-1, File No. 333-14981).

          5.   Opinion of Ropes & Gray.

         23.1. Consent of Price Waterhouse LLP.

         23.2. Consent of Ropes & Gray (See Exhibit 5).

         24.   Power of Attorney (Included on Signature Page).

Item 9.   Undertakings.
          ------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
          --------  -------
          apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on this 4th day of February, 1998.

                                  BRIGHT HORIZONS, INC.




                                  By:/s/ Roger H. Brown
                                     --------------------------------------
                                     Name:  Roger H. Brown
                                     Title: Chairman of the Board and
                                            Chief Executive Officer



                               POWER OF ATTORNEY
                               -----------------

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Roger H. Brown and Elizabeth J. Boland, and each of them singly, his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he or she hereby ratifies and confirms his or her signature as it may be signed by said attorneys, or any of them, to any and all such amendments.


Signature                  Capacity in Which Signed            Date
---------                  ------------------------            ----

/s/ Roger H. Brown
-----------------------    Chairman of the Board and           February 4, 1998
Roger H. Brown             Chief Executive Officer
                           (Principal Executive Officer)

/s/ Elizabeth J. Boland
-----------------------    Chief Financial Officer and         February 4, 1998
Elizabeth J. Boland        Treasurer (Principal Financial
                           Officer and Principal
                           Accounting Officer)
/s/ Linda A. Mason
-----------------------    Director                            February 4, 1998
Linda A. Mason

/s/ Joshua Bekenstein
-----------------------    Director                            February 4, 1998
Joshua Bekenstein



------------------------   Director                            February 4, 1998
William H. Donaldson

/s/ Robert S. Benson
--------------------------     Director                         February 4, 1998
Robert S. Benson

/s/ John M. Reynolds
--------------------------     Director                         February 4, 1998
John M. Reynolds

/s/ Sara Lawrence-Lightfoot
---------------------------    Director                         February 4, 1998
Sara Lawrence-Lightfoot

/s/ Ernest C. Parizeau
---------------------------    Director                         February 4, 1998
Ernest C. Parizeau

/s/ Rebecca Haag
---------------------------    Director                         February 4, 1998
Rebecca Haag

                                 EXHIBIT INDEX


  Number                   Title of Exhibit                     Page
-------------------------  -----------------------------------  ----
   4.1.                    Amended and Restated
                           Certificate of Incorporation of
                           Registrant (incorporated by
                           reference to Exhibit 3.1. of the
                           Registrant's Registration
                           Statement on Form S-1, File
                           No. 333-14981).

   4.2.                    Amended and Restated By-
                           Laws of Registrant
                           (incorporated by reference to
                           Exhibit 3.2. of the Registrant's
                           Registration Statement on Form
                           S-1, File No. 333-14981).

   5.                      Opinion of Ropes & Gray.

  23.1.                    Consent of Price Waterhouse
                           LLP.

  23.2.                    Consent of Ropes & Gray
                           (See Exhibit 5).

  24.                      Power of Attorney (Included on
                           Signature Page).